Filed Pursuant to Rule 424(b)(5)
Registration No. 333-260612

PROSPECTUS SUPPLEMENT
(To prospectus dated November 12, 2021)

Wrap Technologies, Inc.

10,000 Shares of Preferred Stock
Warrants to purchase up to an aggregate of 6,896,553 Shares of Common Stock
Placement Agent Warrants to purchase an aggregate of 551,725 Shares of Common Stock
(and the Shares of Common Stock issuable upon the conversion of such Preferred Stock, or the payment of dividends in respect thereof,
and upon exercise of such Warrants and Placement Agent Warrants)

We are offering 10,000 shares of our newly-designated Series A Convertible Preferred Stock, par value $0.0001 per share and with a stated value of $1,000 per share (the “Preferred Stock”) and warrants (the “Warrants”) to purchase up to an aggregate of 6,896,553 shares (the “Warrant Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”), to certain accredited and institutional investors pursuant to this prospectus supplement, the accompanying prospectus and a securities purchase agreement, dated June 29, 2023, by and between us and the investors signatory thereto (the “Securities Purchase Agreement”). The Preferred Stock is initially convertible into an aggregate of 6,896,553 shares of common stock (the “Conversion Shares”) at a conversion price of $1.45 per share at any time after the original issuance date.

Each Warrant will have an initial exercise price of $1.45 per share, will become exercisable after the date that is six months from the date of issuance (except that any warrant issued to a director of the Company may not be exercised prior to the date that is the later of (x) the date on which the Company receives Stockholder Approval (as defined below) and (y) the date that is six months from the date of issuance) and will expire five years following the date of issuance.

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We have engaged Katalyst Securities LLC (the “Placement Agent”) as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent is not purchasing or selling any shares offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the Placement Agent the fees set forth in the table below in connection with this offering, which assumes that we sell all of the securities we are offering hereby. In addition, we have agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase an aggregate of 551,725 shares of Common Stock (the “Placement Agent Warrant Shares”) (equal to 8% of the shares of Common Stock underlying the Preferred Stock sold in this offering) at an exercise price of $1.45 per share. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for more information regarding these arrangements.

We are also registering the Conversion Shares, the Warrant Shares, the Placement Agent Warrants, and the Placement Agent Warrant Shares (in each case, including any additional shares of Common Stock issuable upon anti-dilution adjustments), and the additional shares of Common Stock that may be issuable, at the Company’s option, as payment of dividends accrued on the Preferred Stock (the “Dividend Shares”, and together with Conversion Shares, Warrant Shares, and Placement Agent Warrant Shares, the “Common Shares”).

Except to the extent effective stockholder approval has been obtained to comply with the applicable stockholder approval rules and regulations of the Nasdaq Stock Market, the Preferred Stock and Warrants being offered by this prospectus supplement and the accompanying prospectus will not be convertible into shares of Common Stock in excess of 8,382,941 shares of Common Stock in the aggregate at prices below the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) on the date of the Securities Purchase Agreement (the “Issuable Maximum”), which amount equals 19.99% of the shares of Common Stock outstanding as of June 29, 2023, the date of this prospectus supplement and the accompanying prospectus. Any conversions of Preferred Stock will be processed on a pro rata basis. See “Description of Securities—Series A Convertible Preferred Stock” for additional information.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “WRAP.” On June 29, 2023, the closing sale price of our Common Stock on The Nasdaq Capital Market was $1.45 per share. There is no established public trading market for the Preferred Stock or the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Preferred Stock or the Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Preferred Stock and the Warrants will be limited.

This investment involves a high degree of risk. See “Risk Factors” on page S-7 of this prospectus supplement and any similar section contained in the accompanying prospectus and in the documents that are incorporated by reference herein and therein.

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	Per Share of Preferred Stock and Accompanying Warrant	Total
Offering Price	$1,000	$10,000,000
Placement Agent Fees(1)	$80	$800,000
Proceeds, before expenses, to us	$920	$9,200,000

(1)         We will pay the Placement Agent a cash fee equal to 8% of the proceeds in this offering and pay certain expenses of the Placement Agent in connection with this offering. In addition, we have agreed to issue to the Placement Agent or its designees the Placement Agent Warrants. See “Plan of Distribution” for a description of the compensation to be received by the Placement Agent. See “Plan of Distribution” for additional disclosure regarding the Placement Agent’s compensation.

Delivery of the shares of Preferred Stock and Warrants to investors is expected to occur on or about July 3, 2023, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 29, 2023.

S-iii

About This Prospectus	-1-
Company Overview	-2-
Risk Factors	-3-
Cautionary Notes Regarding Forward-Looking Statements	-4-
Use of Proceeds	-5-
Description of our Capital Stock	-6-
Description of our Debt Securities	-8-
Description of our Warrants	-15-
Description of our Units	-19-
Description of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws	-20-
Plan of Distribution	-22-
Legal Matters	-23-
Experts	-23-
Interests of Named Experts and Counsel	-23-
Where You Can Find More Information	-23-
Incorporation of Certain Information by Reference	-24-

S-iv

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Incorporation by Reference” and “Where You Can Find More Information” as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, references in this prospectus to “Wrap”, “we”, “our”, “us” and “the Company” refer, collectively, to Wrap Technologies, Inc. and its subsidiaries.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by referenced herein and therein, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	the availability of capital to satisfy our working capital requirements;

●	the accuracy of our estimates regarding expense, future revenue and capital requirements;

●	anticipated trends and challenges in our business and the markets in which we operate;

●	our ability to anticipate market needs or develop new or enhanced products to meet those needs;

●	our expectations regarding market acceptance of our products;

●	the success of competing products by others that are or become available in the market in which we sell our products;

●	our ability to protect our confidential information and intellectual property rights;

●	our ability to manage expansion into additional domestic and international markets;

●	our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

●	developments in the U.S. and foreign countries; and

●	other risks and uncertainties, including those described under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus.

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These forward-looking statements are only predictions, and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

S-vii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement entitled “Risk Factors” and under similar sections of the accompanying prospectus and other periodic reports incorporated herein and therein by reference. See information set forth under the section “Special Note Regarding Forward-Looking Statements.”

Overview

We are a global public safety technology and services company organized in March 2016 delivering modern policing solutions to law enforcement and security personnel. We are a mission-driven organization focused on improving public safety encounters and outcomes. In late 2018, we commenced the sale of our initial public safety product, the BolaWrap 100 remote restraint device. In 2020, we expanded our public safety technology offerings by introducing a virtual reality training platform called Wrap Reality, which is now being sold to law enforcement and corrections departments for simulation training and societal reentry scenarios. In early 2022, we delivered an improved version of our flagship product, the BolaWrap 150, which is electronically deployed, more robust, lighter, and simpler to use compared to the BolaWrap 100s.

We believe our solutions have an immediate addressable market consisting of about 900,000 full-time sworn law enforcement officers at over 18,000 federal, state, and local law enforcement agencies in the US, as well as 12.4 million police officers in more than 100 countries. Additionally, we are exploring other domestic markets such as military and private security when allowable, while also targeting countries with the largest police forces as part of our international focus. We operate in a segment of the non-lethal products global market, which is expected to reach $16.1 billion by 2027, as projected by 360iResearch, a market research consulting firm.

We focus our efforts on the following products and services:

●

BolaWrap Remote Restraint Device – is a safe hand-held remote restraint device that discharges a seven and a half-foot Kevlar tether to wrap an individual at a range of 10-25 feet. BolaWrap assists law enforcement to safely detain individuals without the need for pain compliance and higher uses-of-force.

●

Wrap Reality – is a virtual reality training system employing immersive computer graphics with proprietary software-enabled content. It allows up to two participants to enter a simulated training environment simultaneously with customized weapon controllers that enable trainees to engage in strategic decision making along including non-use-of-force and verbal training.

In addition to the US law enforcement market, we have shipped our products to 59 countries. We have established an active distributor network representing 50 states and one dealer representing Puerto Rico. We have distribution agreements with 49 international distributors covering 54 countries. We focus on significant sales, training and business development efforts to support our global distribution network.

We allocate significant resources to research and development for product innovation and product improvement. We believe we have built a robust brand and global market presence, with notable competitive advantages in our industry. Wrap is at the forefront of designing remote restraint tools that focus on de-escalating law enforcement encounters by wrapping up a subject to prevent mobility and fighting which reduces risk of injury to the officer and to the individuals with whom they are interacting.

Special Meeting of the Stockholders

Promptly after the closing of this offering, but not later than October 1, 2023, we will call a special meeting of our stockholders (the “Special Meeting”), to seek stockholder approval (the “Stockholder Approval”) of (1) the issuance by the Company of all securities to be issued pursuant to the Securities Purchase Agreement, including the Conversion Shares, the Dividend Shares and the Warrant Shares, in compliance with the Rule 5635(d) of the Nasdaq Stock Market (the “Issuance Proposal”) and (2) the sale of Preferred Stock and Warrants, and any shares of Common Stock issuable upon the conversion or exercise thereof, to a director of the Company, in compliance with the Rule 5635(c) of the Nasdaq Stock Market (the “Director Participation Proposal”). The approval of each proposal requires a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such proposal. The holders of Common Stock will have the right to cast one (1) vote per share of Common Stock on each proposal. The holders of the shares of Preferred Stock purchased in this offering will not be entitled to vote on either proposal.

Company Information

Wrap Technologies, Inc. is a Delaware corporation with its principal business office at 1817 W 4th Street, Tempe, Arizona 85281. Our telephone number is (800) 583-2652 and our website can be found at www.wrap.com. Through our website, we will make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission, or SEC. Information contained on, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus.

THE OFFERING

Issuer	Wrap Technologies, Inc.

Preferred Stock offered by us

10,000 shares of Preferred Stock, each initially convertible into 689.6553 shares of Common Stock, for an aggregate of 6,896,553 shares of Common Stock issuable upon conversion of the Preferred Stock at the initial conversion price.

Series A Convertible Preferred Stock

The Preferred Stock will be convertible into shares of our Common Stock (subject to adjustment as provided in the certificate of designations of the Preferred Stock (the “Certificate of Designations”)) at any time at the option of the holder, at an initial stated value of $1,000 per share of Preferred Stock and a conversion price of $1.45 per share of Common Stock, up to the Issuable Maximum until Stockholder Approval is obtained, with any conversions of Preferred Stock to be processed on a pro rata basis. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions).

The holders of the Preferred Stock will be entitled to dividends of 8% per annum, compounded monthly, which will be payable in cash or shares of Common Stock, or a combination thereof, at the Company’s option in accordance with the terms of the Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Preferred Stock will accrue dividends at the rate of 20% per annum. If the Company elects to pay any dividends in shares of Common Stock, the Conversion Price used to calculate the number of shares issuable will equal to the lower of (i) the then applicable Conversion Price and (ii) 85% of the arithmetic average of the three (3) lowest closing prices of the Common Stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the dividend payment date, provided that such price shall not be lower than the lower of (x) $0.2828 (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events ) and (y) 20% of the “Minimum Price” (as defined in Nasdaq Stock Market Rule 5635) on the date of the Stockholder Approval (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) or, in any case, such lower amount as permitted, from time to time, by the Nasdaq Stock Market.

The Company may require holders to convert their Preferred Stock into shares of Common Stock if the closing price of the Common Stock exceeds $4.35 per share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) for 20 consecutive trading days and the daily dollar trading volume of the Common Stock exceeds $2,000,000 per day during the same period and certain equity conditions described in the Certificate of Designations are satisfied.

Upon conversion or redemption, the holders of shares of the Preferred Stock are also entitled to receive a dividend make-whole payment. See “Description of Securities—Series A Convertible Preferred Stock” for a discussion of the terms of the Preferred Stock and additional information.

At any time beginning 18 months from the date of the issuance, provided that certain equity conditions described in the Certificate of Designations are satisfied, we have the right to redeem in cash all or some of the shares of the Preferred Stock outstanding at such time at a redemption price equal to the product of (x) 125% multiplied by (y) the sum of (A) the stated value of the Preferred Stock plus (B) all declared and unpaid Dividends on such Preferred Stock and any other unpaid amounts then due and payable hereunder with respect to such Preferred Stock, plus (C) the make-whole amount, plus (D) any accrued and unpaid late charges with respect to such stated value and amounts payable pursuant to clause (B) as of such date of determination.

Warrants offered by us

We are offering Warrants to purchase up to an aggregate of 6,896,553 shares of Common Stock. Each Warrant will have an exercise price of $1.45, will become exercisable after the date that is six months from the date of issuance (except that any warrant issued to a director of the Company may not be exercised prior to the date on which the Company receives Stockholder Approval), and will expire 5 years following the date of issuance. The exercise price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions).

Shares of Common Stock to be outstanding after this offering

48,832,229 shares (assuming the conversion of all shares of Preferred Stock into shares of Common Stock at the initial conversion price of $1.45 per share, but not assuming the exercise of the Warrants)

Offering price	$1,000 per share of Preferred Stock and accompanying Warrant

Use of proceeds

We expect to receive net proceeds from this offering of approximately $8.98 million after deducting the Placement Agent fees and other offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-13.

Risk factors

See the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq

Our common stock is listed on Nasdaq under the symbol “WRAP.” There is no established public trading market for the Preferred Stock and the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Preferred Stock and the Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Preferred Stock and the Warrants will be limited.

The number of shares of our Common Stock that will be outstanding immediately after this offering as shown above is based on 41,935,676 shares outstanding as of June 29, 2023. The number of shares outstanding as of June 29, 2023, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●

1,052,714 shares of Common Stock issuable upon the exercise of vested stock options outstanding at a weighted average exercise price of $4.56 per share and 2,515,535 shares of Common Stock issuable upon the exercise of unvested stock options outstanding at a weighted average exercise price of $3.37;

●

1,774,632 shares of Common Stock issuable upon exercise of vested restricted stock units with a weighted average date of grant price of $3.82 per share and 633,631 shares of Common Stock issuable upon the exercise of unvested restricted stock units with a weighted average date of grant price of $2.30; and

●	2,916,902 shares of Common Stock reserved for future issuance under the Company’s long-term incentive plans.

Except as otherwise indicated, the information in this prospectus supplement is as of June 29, 2023 and assumes no exercise of the warrants or options described above or vesting of restricted stock units described above. In addition, the information in this prospectus supplement assumes no exercise of the Warrants to be issued to the purchasers in this offering, no exercise of the warrants to be issued to the Placement Agent or its designees in connection with this offering and no payment of any dividends due to the holders of Preferred Stock in the form of Common Stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement to the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our most recent annual report on Form 10-K and the subsequent quarterly reports on Form 10-Q and other reports that we file with the SEC, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties discussed below and in the documents incorporated herein by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our Common Stock could decline and you could lose part or all of your investment.

Risk Factors Related to this Offering and Our Common Stock

If you purchase securities in this offering, assuming conversion of the Preferred Stock into shares of our Common Stock, you will suffer immediate dilution of your investment.

The effective price per share of common stock issuable upon conversion of the Preferred Stock is substantially higher than the net tangible book value per share of our Common Stock outstanding prior to this offering. Therefore, if you purchase securities in this offering, you will pay a price per share of our Common Stock, assuming conversion of the Preferred Stock into shares of our Common Stock, that substantially exceeds our net tangible book value per share after giving effect to this offering. After giving effect to the sale by us of 10,000 shares of Preferred Stock covered by this prospectus at $1,000 per share of Preferred Stock and associated Warrant, and deducting estimated Placement Agent fees and other estimated offering expenses payable by us and assuming conversion of the Preferred Stock into shares of our Common Stock at the initial conversion price of $1.45 per share of Common Stock, you will experience immediate dilution of $0.83 per share of Common Stock, representing the difference between our as adjusted net tangible book value per share of Common Stock as of March 31, 2023 and the conversion price of the Preferred Stock. Further, if any of our outstanding options or warrants are exercised at prices below the offering price, or if we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The Certificate of Designations for the Preferred Stock provides for dividends to be issued in the form of shares of Common Stock at a conversion price that varies with the trading price of our Common Stock, and it contains “full ratchet” anti-dilution provisions applicable to the dividend conversion price and the conversion price for voluntary conversions of Preferred Stock into Common Stock. These features may result in a greater number of shares of Common Stock being issued upon conversions than if the conversions were effected at the conversion price in effect at the time of this offering. Sales of these shares will dilute the interests of other security holders and may depress the price of our Common Stock and make it difficult for us to raise additional capital.

The Certificate of Designations for our Preferred Stock provides for the payment of dividends to the holder of our Preferred Stock in cash or shares of Common Stock, or a combination thereof, at the Company’s option. If the Company elects to pay any dividends in shares of Common Stock, the Conversion Price used to calculate the number of shares issuable will equal to the lower of (i) the then applicable Conversion Price and (ii) 85% of the arithmetic average of the three (3) lowest closing prices of the Common Stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the dividend payment date, subject to a floor price. The Certificate of Designations also contains “full ratchet” anti-dilution provisions applicable to the conversion prices used in voluntary conversions of Preferred Stock by the holders thereof and by the Company in paying any dividends in shares of Common Stock, which provisions require the lowering of the applicable conversion price, as then in effect, to the purchase price of equity or equity-linked securities issued in subsequent offerings. If in the future, while any of our Preferred Stock is outstanding, we issue securities at an effective Common Stock purchase price that is less than the applicable conversion price of our Preferred Stock, as then in effect, we will be required, subject to certain limitations and adjustments as provided in the Certificate of Designations for the Preferred Stock, to further reduce the relevant conversion price, which will result in a greater number of shares of Common Stock being issuable upon conversion of the Preferred Stock or upon the payment of dividends to the holders of the Preferred Stock in shares of Common Stock, which in turn will have a greater dilutive effect on our shareholders. The potential for such additional issuances may depress the price of our Common Stock regardless of our business performance. We may find it more difficult to raise additional equity capital while any of our Preferred Stock is outstanding.

Further, it is possible that we will not have a sufficient number of available shares to satisfy the conversion of the Preferred Stock or the payment of dividends to the holders of the Preferred Stock in shares of Common Stock if we enter into a future transaction that reduces the applicable conversion price. If we do not have a sufficient number of available shares for any Preferred Stock conversions, we will be required to increase our authorized shares, which may not be possible and will be time consuming and expensive.

The Preferred Stock provides for the payment of dividends in cash or in shares of our Common Stock, or a combination thereof, and we may not be permitted to pay such dividends in cash, which will require us to have shares of Common Stock available to pay the dividends.

Each share of the Preferred Stock is entitled to receive cumulative dividends at the rate per share of 8% per annum of the stated value per share. The dividends are payable in cash, out of any funds legally available for such purpose, or shares of Common Stock, or a combination thereof, at the Company’s option. The conversion price used to calculate the number of shares of Common Stock issuable in connection with a given dividend payment is subject to reduction if in the future we issue securities for less than the conversion price of our Preferred Stock, as then in effect. This may have the effect of increasing the number of shares we would be obligated to issue in order to make a dividend payment in shares of Common Stock. We will not be permitted to pay the dividend in cash unless we are legally permitted to do so under Delaware law. As such, we may rely on having available shares of Common Stock to pay such dividends, which will result in dilution to our shareholders. If we do not have such available shares, we may not be able to satisfy our dividend obligations.

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our Common Stock or other securities may adversely affect the price of our Common Stock.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the sale of securities convertible into or exchangeable for shares of Common Stock in this offering and any future sales of a substantial number of shares of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-13. Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The Preferred Stock and the Warrants are not listed for trading on any exchange, so the ability to trade the shares of Preferred Stock and the Warrants is limited.

There is no established public trading market for the Preferred Stock and the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Preferred Stock or the Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Preferred Stock and the Warrants will be limited.

We may need additional capital to execute our business plan, and raising additional capital, if possible, by issuing additional equity securities may cause dilution to existing stockholders. In addition, raising additional capital by issuing additional debt instruments may restrict our operations.

Although we believe we have adequate financial resources to fund our operations and capital needs for at least the next twelve months, and that we may be able to generate funds from product sales during that time, existing working capital may not be sufficient to achieve profitable operations due to product introduction costs, operating losses and other factors. Principal factors affecting the availability of internally generated funds include:

●	failure of product sales and services to meet planned projections;

●	government spending levels impacting sales of our products;

●	working capital requirements to support business growth;

●	our ability to integrate acquisitions;

●	our ability to control spending;

●	our ability to collect accounts receivable; and

●	acceptance of our products and services in planned markets.

In the event we are required to raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be diluted significantly, and such newly issued securities may have rights, preferences or privileges senior to those of our existing stockholders. In addition, the issuance of any equity securities could be at a discount to the market price.

If we incur debt financing, the payment of principal and interest on such indebtedness may limit funds available for our business activities, and we could be subject to covenants that restrict our ability to operate our business and make distributions to our stockholders. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens, pay dividends, redeem stock or make investments. There is no assurance that any equity or debt financing transaction will be available on acceptable terms, if at all.

Sales of a substantial number of shares of our Common Stock may adversely affect the market price of our Common Stock.

Sales or distributions of a substantial number of shares of our Common Stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our Common Stock. Many of the outstanding shares of our Common Stock, other than the shares held by executive officers and directors, are eligible for immediate resale in the public market. Substantial selling of our Common Stock could adversely affect the market price of our Common Stock.

We do not anticipate paying dividends on our Common Stock in the foreseeable future.

We currently plan to invest all available funds, including the proceeds from this offering, and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. In addition, the terms of our existing and any future debt agreements may preclude us from paying dividends. As a result, a rise in the market price of our Common Stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future and you should not rely on an investment in our Common Stock for dividend income.

Our stock price is volatile and may continue to be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors.

The market price of our Common Stock has fluctuated significantly to date and in the future may fluctuate significantly in response to numerous factors, many of which are beyond our control, including the factors listed below and other factors described in this “Risk Factors” section:

●	Actual or anticipated fluctuations in our operating results;

●

Failure of securities analysts to initiate or maintain coverage of our Company, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	Rating changes by any securities analysts who follow our Company;

●	Changes in the availability of federal funding to support local law enforcement efforts, or local budgets;

●	International budget changes or changeover in government leadership;

●	Announcements by us of significant technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	Changes in operating performance and stock market valuations of other security product companies generally;

●	Price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	Announcements of merger or acquisition transactions;

●	Changes in our board of directors (the “Board”) or management and key personnel;

●	Sales of large blocks of our Common Stock, including sales by our founders, executive officers, directors and significant stockholders;

●	Lawsuits threatened or filed against us;

●	Short sales, hedging and other derivative transactions involving our capital stock;

●	General economic conditions in the US and abroad; and

●	Other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many security and technology companies. Stock prices of many security and technology companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. Stock prices of nanocap securities and small cap securities have fluctuated even more than medium and large cap companies in recent years.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement, after deducting estimated offering expenses payable by us, will be approximately $[9.2] million, excluding the proceeds we may receive from the exercise of the Warrants.

We intend to use the net proceeds from the sale of the shares for working capital and general corporate purposes. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings to fund development and growth of our business, and we do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The decision to pay dividends is at the discretion of the Board and depends on our financial condition, results of operations, capital requirements, and other factors that the Board deems relevant.

DILUTION

If you invest in our Common Stock, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our Common Stock immediately after this offering.

Our net tangible book value as of March 31, 2023, was approximately $21 million, or $0.50 per share of our Common Stock, based upon 41,270,300 shares of our Common Stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our Common Stock outstanding as of March 31, 2022. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this offering and the net tangible book value per share of our Common Stock immediately after this offering.

After giving effect to the sale of 10,000 shares of Preferred Stock in this offering at the stated value of $1,000 per share and Warrants to purchase 6,896,553 shares of Common Stock sold in this offering, assuming the conversion of all shares of Preferred Stock into 6,896,553 Conversion Shares at the initial conversion price of $1.45 per share of common stock and no exercise of any of the Warrants offered hereby, and after deducting the fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $29 million, or $0.69 per share. This represents an immediate increase in net tangible book value of $0.19 per share to existing stockholders and immediate dilution in net tangible book value of $0.76 per share to new investors.

The following table illustrates this dilution on a per share basis:

Preferred Stock conversion price per share of common stock		$1.45
Historical net tangible book value per share of Common Stock as of March 31, 2023	$0.50
Increase in net tangible book value per share of Common Stock attributable to this offering	$0.19
As adjusted net tangible book value per share of Common Stock as of March 31, 2023, after giving effect to this offering		$0.69

Dilution to new investors per share of Common Stock		$0.76

The discussion and table above assume no exercise of the Warrants and no exercise of the warrants to be issued to the Placement Agent or its designees in connection with this offering.

To the extent that outstanding options or warrants are exercised, you may experience further dilution. Also, if shares of Preferred Stock are converted to Common Stock at an effective conversion price that is less than the initial conversion price, pursuant to the anti-dilution provisions in the Certificate of Designations of the Preferred Stock, then we will be required to issue more Conversion Shares than initially anticipated. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based are based upon 41,270,300 shares of Common Stock outstanding as of March 31, 2023 and, unless otherwise indicated, exclude:

●

1,229,771 shares of Common Stock issuable upon the exercise of vested stock options outstanding at a weighted average exercise price of $3.74 per share and 2,961,091 shares of Common Stock issuable upon the exercise of unvested stock options at a weighted average exercise price of $3.15;

●

1,074,453 shares of Common Stock issuable upon exercise of vested restricted stock units with a weighted average date of grant price of $5.04 per share and 892,997 shares of Common Stock issuable upon the exercise of unvested restricted stock units with a weighted average date of grant price of $2.56; and

●	2,732,102 shares of Common Stock reserved for future issuance under the Company’s long-term incentive plans.

In addition, the information in this prospectus supplement assumes no exercise of the Warrants to be issued to the purchasers in this offering and no exercise of the warrants to be issued to the Placement Agent or its designees in connection with this offering.

DESCRIPTION OF SECURITIES

Series A Convertible Preferred Stock

We are offering up to 10,000 shares of our Series A Convertible Preferred Stock in this offering, with a stated value of $1,000 per share. The following are the principal terms of the Preferred Stock:

Dividends

The holders of the Preferred Stock will be entitled to dividends of 8% per annum, compounded monthly, which will be payable in cash or shares of Common Stock, or a combination thereof, at our option, in accordance with the terms of the Certificate of Designations of the Preferred Stock. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), shares of Preferred Stock will accrue dividends at the rate of 20% per annum. If we elect to pay any dividends in shares of Common Stock, the Conversion Price used to calculate the number of shares issuable will equal to the lower of (i) the then applicable Conversion Price and (ii) 85% of the arithmetic average of the three (3) lowest closing prices of the Common Stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the dividend payment date, provided that such price shall not be lower than the lower of (x) 0.2828 (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events ) and (y) 20% of the “Minimum Price” (as defined in Nasdaq Stock Market Rule 5635) on the date of the Stockholder Approval (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) or, in any case, such lower amount as permitted, from time to time, by the Nasdaq Stock Market. Upon conversion or redemption, the holders of shares of Preferred Stock are also entitled to receive a dividend make-whole payment.

Voting Rights

The Preferred Stock has no voting rights, except as required by law (including without limitation, the Delaware General Corporation Law (the “DGCL”)) and as expressly provided in the Certificate of Designations. To the extent that under the DGCL the vote of the holders of Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of our Company, the affirmative vote or consent of a majority of the outstanding shares of Preferred Stock (including Iroquois Master Fund Ltd.) (the “Required Holders”) of the shares of Preferred Stock, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by both the class or the series, as applicable. To the extent that under the DGCL holders of shares of Preferred Stock are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each share of Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to certain beneficial ownership limitations) using the record date for determining the stockholders eligible to vote on such matters as the date as of which the Conversion Price is calculated.

On or before December 31, 2023, the holders of record of the Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director to the Board, provided that such election shall be approved by the Board’s Nominating and Governance Committee, which approval shall not be unreasonably withheld. If the Holders of the Preferred Stock fail to elect a director to fill the directorship for which they are entitled to elect a director, voting exclusively and as a separate class, then the directorship not so filled shall remain vacant until such time as the Holders of the Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by our stockholders other than by the stockholders that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The rights of the holders of the Preferred Stock to elect a director shall terminate on the earlier of (i) provided that there has not been any Triggering Event, the date of Stockholder Approval and (ii) following the date of the initial issuance of shares of Preferred Stock, the first date on which the shares of Common Stock underlying the shares of Preferred Stock represent beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), in the aggregate, of less than five percent (5%) of our issued and outstanding shares of Common Stock on an as-converted basis.

Liquidation

Upon any liquidation, dissolution or winding-up of our Company, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to our stockholders, before any amount shall be paid to the holders of any of shares of junior stock, but pari passu with any parity stock then outstanding, an amount per share of Preferred Stock equal to the greater of (A) 150% of the stated value of such share of Preferred Stock (plus any applicable make-whole amount, unpaid late charge or other applicable amount) on the date of such payment and (B) the amount per share such holder would receive if such holder converted such share of Preferred Stock into Common Stock immediately prior to the date of such payment.

Conversion

The Preferred Stock is convertible into shares of Common Stock (the “Conversion Shares”). The initial conversion price, subject to adjustment as set forth in the Certificate of Designations, is $1.45 (the “Conversion Price”). The Conversion Price can be adjusted as set forth in the Certificate of Designations for stock dividends and stock splits or the occurrence of a fundamental transaction (as defined below). The Conversion Price is also subject to “full ratchet” price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions). If any shares of Preferred Stock are converted or reacquired by us, such shares shall resume the status of authorized but unissued shares of our preferred stock and shall no longer be designated as Preferred Stock.

Exchange Cap

The Preferred Stock will not be convertible into shares of Common Stock in excess of the Issuable Maximum except in the event that we (A) obtain the Stockholder Approval for issuances of shares of Common Stock in excess of the Issuable Maximum or (B) obtain a written opinion from our outside counsel that such approval is not required. Until such approval or such written opinion is obtained, no holder of Preferred Stock shall be issued in the aggregate more shares of Common Stock than such holder’s pro rata share of the Issuable Maximum.

Optional Redemption

We will have the right to redeem, all or some of the outstanding shares of Preferred Stock at any time beginning 18 months after the original issuance date, subject to certain Equity Conditions (as defined in the Certificate of Designations) being satisfied, at a redemption price equal to 125% of the stated value of such share of Preferred Stock (plus any applicable make-whole amount, unpaid late charge or other applicable amount) We shall effect an optional redemption by providing holders of the shares of Preferred Stock being redeemed with notice of such redemption no less than twenty (20) Trading Days and no more than forty (40) Trading Days before optional redemption date.

Mandatory Conversion

If on any day after the issuance of the shares of Preferred Stock (i) the closing price of the Common Stock equals or exceeds $4.35 (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) for 20 consecutive trading days (the “Mandatory Conversion Measuring Period”), (ii) the daily dollar trading volume of the Common Stock has exceeded $2,000,000 per trading day during the same period, and (iii) certain equity conditions described in the Certificate of Designations are satisfied, then we will have the right to deliver written notice (“Mandatory Conversion Notice”) of the Mandatory Conversion (as defined below) to all holders setting forth (x) the date on which Mandatory Conversion shall occur (which date shall be the second trading day following the date on which holders received Mandatory Conversion Notice) and (y) the aggregate number of Preferred Stock which we elect to be subject to such Mandatory Conversion from the holder, and, on such Mandatory Conversion Date, we shall convert all or any portion of each holder’s shares of Preferred Stock into Conversion Shares at the then effective Conversion Price (the “Mandatory Conversion”). If any of the Equity Conditions shall cease to be satisfied at any time during Mandatory Conversion Measuring Period, then, at the option of the holder of Preferred Stock, the Mandatory Conversion shall be deemed withdrawn and void ab initio.

Beneficial Ownership Limitation

The Preferred Stock cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 4.99% at the election of the holder of the outstanding Common Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Warrants

We are also offering Warrants to purchase an aggregate of 6,896,553 shares of our Common Stock.

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which was filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price

Each Warrant offered hereby has an initial exercise price equal to $1.45 per share of Common Stock. The Warrants will become exercisable after the date that is six months from the date of issuance (except that any warrant issued to one of our directors may not be exercised prior to date that is the later of (x) the date on which we receive Stockholder Approval (as defined below) and (y) the date that is six months from the date of issuance) and will expire on the fifth anniversary of the original issuance date.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Warrants not in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants in this offering may also elect prior to the issuance of the Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock.

Adjustment to Exercise Price

The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including sales of additional shares of Common Stock, stock dividends, stock splits, and combinations of our Common Stock. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are also subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions). Notwithstanding the foregoing, until the date of the Stockholder Approval, the exercise price of the Warrants shall not be reduced to less than $0.2828, provided that any adjustments that would have occurred prior to the date of the Stockholder Approval but for this limitation shall be applied on the date of the Stockholder Approval as if the event or issuance triggering the adjustment had occurred on the date of the Stockholder Approval.

Dividends or Distributions

If we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of our Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the Warrants, then, in each such case, the holders of the Warrants shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of Common Stock acquirable upon complete exercise of the Warrants.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the Warrant Shares under the Securities Act is not then effective or available for the issuance of such Warrant Shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Warrant Shares determined according to a formula set forth in the Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the Warrants.

Exchange Listing

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Purchase Rights

If we grant, issue or sell any options to purchase our Common Stock or other securities exercisable for, exchangeable for or convertible into our Common Stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of our Common Stock (the “Purchase Rights”), then each holder of the Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, subject to certain exceptions described in the Warrants, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In connection with certain types of fundamental transactions, each holder of Warrants has the right to receive, upon the consummation of such transaction, the Black Scholes value of the remaining unexercised portion of such holder’s Warrants, as calculated in the Warrants.

Board Reconstitution

As long as 85% of the Preferred Stock is outstanding, if there is a reconstitution of our board of directors of whereby three or more members of such board of directors resign or are replaced (a “Board Reconstitution”), we shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the Board Reconstitution, purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Board Reconstitution Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the Warrant on the date of the Board Reconstitution; provided, however, that a change in the composition of our board of directors shall not constitute a “Board Reconstitution”, so long as continuing directors constitute at least a majority of our board of directors. For purposes of the foregoing sentence, a “continuing director” shall mean any member of our board of directors (a) who is a member of that board of directors on the closing date, (b) who was nominated for election by the board of directors a majority of whom were directors on the closing date or (c) whose election or nomination for election was approved by one or more of such directors.

Common Stock

We are also registering the Common Shares issuable upon the conversion of Preferred Stock, the exercise of the Warrants, or, at our election, the payment of dividends in shares of Common Stock, as applicable. The material terms and provisions of the Common Shares and each other class of our securities that qualifies or limits the Common Shares are described under the caption “Description of Our Capital Stock” starting on page 6 of the accompanying prospectus.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated June 29, 2023, we engaged Katalyst Securities LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering of our shares of Preferred Stock and Warrants pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement letter, the Placement Agent agreed to be our exclusive placement agent on a “reasonable best efforts” basis in connection with the issuance and sale by us of our securities in this offering.

We have entered into the Securities Purchase Agreement directly with investors in connection with this offering, and we will only sell to those investors who have entered into the Securities Purchase Agreement. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Securities Purchase Agreement does not give rise to any commitment by the Placement Agent to purchase any of our shares of Preferred Stock or Warrants, and the Placement Agent will have no authority to bind us by virtue of the Securities Purchase Agreement.

We expect to deliver the shares of our Preferred Stock and Warrants being offered pursuant to this prospectus supplement on or about July 3, 2023.

We have agreed to pay the Placement Agent a cash fee equal to 8% of the gross proceeds of this offering. We have agreed to issue to the Placement Agent warrants in the aggregate equal to 8% of the number of shares of Common Stock underlying the shares of Preferred Stock issued in this offering. Such warrants will have substantially the same terms as the Warrants being issued to investors in this offering, except that the warrants issued to the Placement Agent will expire five years after the commencement of sales of this offering. We have also agreed to reimburse the Placement Agent at closing for expenses incurred by it in connection with the offering, including legal fees of the Placement Agent’s counsel, in the amount of $15,000. The following table shows the per share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of our shares of Preferred Stock and accompanying Warrants offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share of Preferred Stock and Accompanying Warrant	Total
Offering Price	$1,000	$10,000,000
Placement Agent Fees	$80	$800,000
Proceeds, before expenses, to us	$920	$9,200,000

We estimate the total expenses payable by us for this offering will be approximately $203,000, which amount excludes the Placement Agent’s fees and expenses.

We have agreed to indemnify the Placement Agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. A copy of the securities purchase agreement with the purchasers was filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation By Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The Placement Agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

The transfer agent and registrar for our Common Stock is Colonial Stock Transfer.

Our shares of Common Stock are listed on The Nasdaq Capital Market under the symbol “WRAP.”

LEGAL MATTERS

Certain legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Haynes and Boone, LLP, New York, New York. Barbara J. Glenns, Esq. has acted as counsel for the Placement Agent in connection with certain legal matters relating to this offering.

EXPERTS

Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, has audited our consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on the reports of Rosenberg Rich Baker Berman, P.A. given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://www.wrap.com/. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits thereto, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 2, 2023, as amended by our report on Form 10‑K/A, filed with the SEC on May 1, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023;

●

our Current Reports on Form 8‑K filed with the SEC on February 10, 2023, April 19, 2023, April 26, 2023, and May 30, 2023, and two Current Reports on Form 8‑K filed with the Commissions on June 30, 2023 (other than information in such Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed with such forms that are related to such items unless the applicable Current Report expressly provides to the contrary); and

●

the description of our Common Stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on September 8, 2017, including any amendment or reports filed for the purposes of updating this description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8‑K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Wrap Technologies, Inc., 1817 W 4th Street, Tempe, Arizona 85281. You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or to anyone to whom it is unlawful to make such offer or solicitation.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 9, 2021

$150,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we may offer and sell, in one or more offerings, up to $150,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer from time to time. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “WRAP.” The last reported sale price of our common stock on October 28, 2021 was $5.63 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

As of October 28, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was $151,642,327, which was calculated in accordance with General Instruction I.B.6 of Form S-3, based on 26,934,694 shares of outstanding common stock held by non-affiliates, at a price per share of $5.63, the closing sale price of our common stock reported on the Nasdaq Capital Market on October 28, 2021.

Our business and investing in our securities involves significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 3 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2021

WRAP TECHNOLOGIES, INC.

About This Prospectus	-1-

Company Overview	-2-

Risk Factors	-3-

Cautionary Notes Regarding Forward-Looking Statements	-4-

Use of Proceeds	-5-

Description of our Capital Stock	-6-

Description of our Debt Securities	-8-

Description of our Warrants	-15-

Description of our Units	-19-

Description of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws	-20-

Plan of Distribution	-22-

Legal Matters	-23-

Experts	-23-

Interests of Named Experts and Counsel	-23-

Where You Can Find More Information	-23-

Incorporation of Certain Information by Reference	-24-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains information about the specific terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wrap and BolaWrap are our registered trademarks. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. For convenience, our trademarks Wrap and BolaWrap appear in this prospectus without the ® symbol, but those uses are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to these trademarks.

Unless otherwise stated or the context requires otherwise, references to “Wrap Technologies,” the “Company,” “we,” “us” or “our” are to Wrap Technologies, Inc., a Delaware corporation.

COMPANY OVERVIEW

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying our securities. You should read the following summary together with the more detailed information appearing in this prospectus, including the section titled “Risk Factors” on page 3, before deciding whether to purchase our securities.

Overview

We are a global public safety technology and services company organized in March 2016 delivering modern policing solutions to law enforcement and security personnel. We began product sales of our first public safety product, the BolaWrap 100 remote restraint device, in late 2018. In October 2021 we introduced our second-generation remote restraint product, the BolaWrap 150. The BolaWrap 150 is electronically deployed and is more robust, smaller, lighter and simpler to deploy than the BolaWrap 100 that is being phased out.

In December 2020, we acquired NSENA, Inc. (“NSENA”), a virtual reality-based training simulator business targeting law enforcement and corrections. We rebranded NSENA as Wrap Reality, and market our virtual reality system integrating proprietary scenarios into a robust platform employing BolaWrap and modern de-escalation techniques. We also seek to enhance the Wrap Reality experience through continued software and third-party hardware innovation.

The immediate addressable domestic market for our solutions consists of approximately 900,000 full-time sworn law enforcement officers at over 15,300 federal, state and local law enforcement agencies and over 12 million police officers in over 100 countries we are targeting globally. We are also exploring other domestic markets, including military and private security. Our international focus is on countries with the largest police forces. In addition to the United States domestic law enforcement market, we have shipped our restraint products to 50 countries. We have established an active distributor network with 14 domestic distributors representing all 50 states and Puerto Rico. We have distribution agreements with 47 international distributors. We focus significant sales, training and business development efforts to support our distribution network. We focus significant resources on research and development innovations and continue to enhance our products and plan to introduce additional new products. We believe we have established a strong branding and market presence globally and have established significant competitive advantages in our markets.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” beginning on page 3 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase securities that may be offered in this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

We are incorporated in Delaware. The Company resulted from the March 31, 2017 merger of Wrap Technologies, LLC (“Wrap LLC”) with and into our wholly-owned subsidiary MegaWest Energy Montana Corp. (“MegaWest”). Our principal place of business is located at 1817 W 4th Street, Tempe, Arizona, 85281. Our telephone number is (800) 583-2652. Our corporate website address is www.wraptechnologies.com. The information contained on our website is not, and should not be interpreted to be, part of this prospectus.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol WRAP.

Securities Offerings under Prior Registration Statements

On May 31, 2020, we entered into subscription agreements with various accredited investors (the “Investors”), pursuant to which we offered and sold, in a registered direct public offering under the Company’s effective shelf registration statement on Form S-3 (File No. 333-228974) (the “Prior Registration Statement”), 2,066,667 units (“Units”), with each Unit consisting of (i) one share of our common stock and (ii) a warrant to purchase one share of common stock (the “Outstanding Warrants”). The Units were offered and sold to Investors at a public offering price of $6.00 per Unit. Each of the Outstanding Warrants are exercisable until June 1, 2022, are non-transferrable and have an exercise price of $6.00 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 4, 2021, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	the availability of capital to satisfy our working capital requirements;

●	the accuracy of our estimates regarding expenses, future revenue and capital requirements;

●	anticipated trends and challenges in our business and the markets in which we operate;

●	our ability to anticipate market needs or develop new or enhanced products to meet those needs;

●	our expectations regarding market acceptance of our products;

●	the success of competing products by others that are or become available in the market in which we sell our products;

●	our ability to protect our confidential information and intellectual property rights;

●	our ability to manage expansion into international markets;

●	our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

●	developments in the U.S. and foreign countries; and

●	other risks and uncertainties, including those described under “Risk Factors” and elsewhere in this prospectus.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the proceeds from this offering for product development and manufacturing, sales and marketing, and for general corporate purposes, including working capital. However, we have no current commitments or obligations to do so.

Pending other uses, we intend to invest our proceeds from this offering in short-term investments or hold them as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DESCRIPTION OF OUR CAPITAL STOCK

General

Our amended and restated certificate of incorporation (“Charter”) authorizes us to issue up to 150,000,000 shares of our common stock, par value $0.0001 per share, and up to 5,000,000 shares of preferred stock, par value $0.0001 per share.

Transfer Agent

Our Transfer Agent and Registrar for our common stock is Colonial Stock Transfer, located at 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Charter and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

As of October 28, 2021, there were 40,771,708 shares of our common stock issued and outstanding, which were held by approximately 26 stockholders of record, 1,391,667 shares of common stock subject to outstanding warrants, and 3,982,651 shares of common stock subject to outstanding stock options and restricted stock units under our 2017 Stock Incentive Plan.

Except as otherwise expressly provided in our Charter, or as required by applicable law, all shares of our common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters. Par common stock does not have cumulative voting rights, which means that holders of the shares of our common stock with a majority of the votes to be cast for the election of directors can elect all directors then being elected.

Dividends. Each share of our common stock has an equal and ratable right to receive dividends to be paid from our assets legally available therefore when, as and if declared by our Board of Directors. We have never declared or paid cash dividends on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future.

Liquidation. In the event we dissolve, liquidate or wind up, the holders of our common stock are entitled to share equally and ratably in the assets available for distribution after payments are made to our creditors and to the holders of any outstanding preferred stock we may designate and issue in the future with liquidation preferences greater than those of our common stock.

Other. The holders of shares of our common stock have no preemptive, subscription or redemption rights and are not liable for further call or assessment. All of the outstanding shares of our common stock are, and the shares of common stock offered hereby will be, fully paid and nonassessable.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of preferred stock, as well as preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Charter and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

As of October 29, 2021, we did not have any shares of preferred stock issued and outstanding.

Our Board of Directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	restricting dividends on our common stock;

●	diluting the voting power of our common stock;

●	impairing the liquidation rights of our common stock; or

●	delaying or preventing a change in control of our Company without further action by our stockholders.

A prospectus supplement will describe the terms of any series of preferred stock being offered, including:

●	the designation of the shares and the number of shares that constitute the series;

●

the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock and the payment date of dividends;

●	the dividend periods (or the method of calculation thereof);

●	the date from which dividends on the preferred stock shall accumulate, if applicable;

●	the voting rights of the shares;

●

the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

●	whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

●	whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

●	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

●	the provision of a sinking fund, if any, for the preferred stock;

●	whether the shares of the series of preferred stock will be listed on a securities exchange;

●	whether interests in the preferred stock will be represented by depositary shares;

●	the transfer agent for the series of preferred stock;

●	any special United States federal income tax considerations applicable to the series; and

●	any other preferences and rights and any qualifications, limitations or restrictions of the preferences and rights of the series.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

In the event that we issue any debt securities, we will issue such senior debt securities under a senior indenture that we will enter into with the trustee named in such senior indenture. We will file forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of potential senior debt securities, subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

●	the maturity date;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Our Debt Securities—Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

In the event that we issue debt securities, we will issue such debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock or preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable

●	the offering price and the aggregate number of warrants offered;

●

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

●	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

●	the date on and after which the holder of the warrants can transfer them separately from the related common stock;

●

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, or the principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

●	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock or preferred stock or debt securities that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock or a preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

●

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of such warrant, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock and preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive, upon exercise of their warrants, the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Outstanding Warrants

As described above, we have issued Outstanding Warrants to purchase up to 1,391,667 shares of our common stock at an exercise price of $6.00 per share, which warrants expire on or about June 1, 2022. The shares of common stock that may be issued from time to time upon exercise of the Outstanding Warrants (the “Outstanding Warrants Shares”) are being offered pursuant to this prospectus. For more information, see “Registration of Outstanding Warrants and Outstanding Warrant Shares” below.

Duration and Exercise Price: Each Outstanding Warrant is exercisable for a two-year period commencing on May 31, 2020.

Exercisability: Each of the Outstanding Warrant may be exercised, in whole or in part, by delivering to the Company a written notice of election to exercise the applicable Outstanding Warrant and delivering to the Company cash payment of the exercise price, if applicable. The exercise price and the number of shares of our common stock issuable upon exercise of the Outstanding Warrants is subject to adjustment in the event of certain subdivisions and combinations, including by any stock split or reverse stock split, stock dividend, recapitalization or otherwise.

Cashless Exercise: If, at any time during the term of the Outstanding Warrants, the issuance or resale of shares of our common stock upon exercise of the Outstanding Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Outstanding Warrants (in whole or in part) in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Outstanding Warrants. Shares issued pursuant to a cashless exercise would be deemed to have been issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, and amended (the “Securities Act”), and the shares of common stock issued upon such cashless exercise would take on the characteristics of the Warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the Outstanding Warrants.

Adjustment Provisions: The exercise price and the number and type of securities purchasable upon exercise of the Outstanding Warrants are subject to adjustment upon certain corporate events, including certain subdivisions, combinations and similar events. If we declare any dividend or distribution of assets (including cash, stock or other securities, evidence of indebtedness, purchase rights or other property), each holder of an Outstanding Warrant will be entitled to participate in such distribution to the same extent that the holder would have participated had the applicable Outstanding Warrant been exercised immediately before the record date for the distribution.

Non-Transferability: The Outstanding Warrants and all rights thereunder are not transferable.

Listing: We have not, and will not apply to list the Outstanding Warrants on the Nasdaq Capital Market. We do not intend to list the Outstanding Warrants on any securities exchange or other quotation system. Without an active market, the liquidity of the Outstanding Warrants will be limited.

Rights as a stockholder: Except as set forth in the Outstanding Warrants or by virtue of such holders’ ownership of shares of our common stock, the holders of the Outstanding Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise the Outstanding Warrants.

Limitations on Exercise: The exercise of the Outstanding Warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined in accordance with the terms of the Outstanding Warrants) more than 4.99% (or 9.99% at the request of the holder thereof) of our outstanding common stock immediately after giving effect to the exercise.

Fundamental Transactions: In the event of certain fundamental transactions, as described in the Outstanding Warrants and generally including any merger or consolidation with or into another entity, the holders of the Outstanding Warrants shall thereafter have the right to exercise the applicable Outstanding Warrant for the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of shares of common stock issuable upon exercise in full of the Outstanding Warrant.

Dividends and Other Distributions: If we declare or make any dividend or other distribution of our assets to holders of shares of our common stock (including any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets), then, subject to certain limitation on exercise described in the Outstanding Warrants, each holder of an Outstanding Warrant shall receive the distributed assets that such holder would have been entitled to receive in the distribution had the holder exercised the Outstanding Warrant immediately prior to the record date for the distribution.

Registration of the Outstanding Warrants and Outstanding Warrant Shares. The Outstanding Warrants and the Outstanding Warrant Shares were previously registered pursuant to a prospectus supplement filed with the SEC on June 1, 2020 pursuant to Rule 424(b)(5) under the Securities Act, and pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-228974), which was originally filed with the SEC on December 21, 2018, and declared effective by the SEC on February 14, 2019. Pursuant to Rule 415(a)(6) and Rule 429 under the Securities Act, the offering of the Outstanding Warrant Shares will be registered pursuant to this registration statement.

DESCRIPTION OF OUR UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of our preferred stock, debt securities, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●

the terms of the units and of any of the shares of common stock, shares of preferred stock, debt securities, or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND

OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 (“Section 203”) of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

●

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation, or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our Common Stock, and may also limit the price that investors are willing to pay in the future for our Common Stock.

Charter and Bylaws. Our Charter and Bylaws contain provisions that could make the acquisition of the Company more difficult by means of a tender offer, a proxy contest or otherwise. These provisions are summarized below:

Undesignated Preferred Stock. The authorization of our undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Size of Board and Vacancies. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors.

No Cumulative Voting. Our Charter and Bylaws do not provide for cumulative voting in the election of directors.

Stockholder Meetings. Our Bylaws provide that special meetings of our stockholders may be called only by our President or by our Board of Directors or by the President at the request of holders of not less than 51% of all outstanding shares of our voting stock.

Choice of Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, our Charter or our Bylaws, or (iv) any action to interpret, apply, enforce or determine the validity of our Charter or our Bylaws, or (v) any action asserting a claim against the Company governed by the internal affairs doctrine. Our Bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock will be deemed to have notice of and to have consented to this choice of forum provision.  This exclusive forum provision does not apply to establish the Delaware Court of Chancery as the forum for actions or proceedings brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

This exclusive forum provision may limit a stockholder’s ability to choose its preferred judicial forum for disputes with us or our directors, officers, employees or agents, which may discourage the filing of lawsuits with respect to such claims. If a court were to find this exclusive forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in another jurisdiction, which could adversely affect our business and financial condition.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters or agents, if applicable;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●

on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

Only underwriters named in a prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

Rosenberg Rich Baker Berman, P.A., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Rosenberg Rich Baker Berman, P.A.’s report, given on their authority as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Daniel W. Rumsey, the Managing Director of Disclosure Law Group, a Professional Corporation, securities and corporate counsel to the Company, is the beneficial owner of 25,000 shares of the Company’s Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 4, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on April 29, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on July 29, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed on October 28, 2021;

●	our Current Report on Form 8-K filed on March 9, 2021;

●	our Current Report on Form 8-K filed on April 7, 2021;

●	our Current Report on Form 8-K filed on April 23, 2021;

●	our Current Report on Form 8-K filed on May 4, 2021;

●	our Current Report on Form 8-K filed on May 14, 2021;

●	our Current Report on Form 8-K filed on June 21, 2021;

●	our Current Report on Form 8-K filed on June 23, 2021;

●	our Current Report on Form 8-K filed on July 2, 2021; and

●

the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on September 8, 2017, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Wrap Technologies, Inc.

1817 W 4th Street

Tempe, Arizona 85281

(800) 583-2652

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

$ 150,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

PROSPECTUS

November 9, 2021

10,000 Shares of Preferred Stock
Warrants to purchase up to an aggregate of 6,896,553 Shares of Common Stock
Placement Agent Warrants to purchase an aggregate of 551,725 Shares of Common Stock
(and the Shares of Common Stock issuable upon the conversion of such Preferred Stock, or the payment of dividends in respect thereof,
and upon exercise of such Warrants and Placement Agent Warrants)

Prospectus

June 29, 2023